EXHIBIT 10.27


                    CHANGE OF CONTROL AND SEVERANCE AGREEMENT

     Agreement (hereinafter "Agreement") dated as of April 10, 2000 by and between CFM Technologies, Inc., a Pennsylvania Business Corporation having a place of business at 150 Oaklands Boulevard, Exton, PA 19341 ("CFM" or the "Company"), and Christopher F. McConnell, an individual residing at 1262 Farm Road, Berwyn, Pennsylvania 19312 ("McConnell").


                                   WITNESSETH:

     WHEREAS, based upon McConnell's demonstrated commitment and unique contributions to the Company, and a desire to motivate McConnell's retention prior to the occurrence of a Change of Control Event (an "Event") as defined in
Section 5, herein, CFM desires that McConnell continue to be employed, prior to an Event and, McConnell desires to be so employed, all pursuant to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, and intending to be legally bound hereby, it is agreed as follows:

1.    REPRESENTATIONS AND WARRANTIES BY MCCONNELL AND CFM

     McConnell hereby represents and warrants to CFM as follows:

          (a) Neither the execution and delivery of this Agreement nor the performance by McConnell of his duties and other obligations hereunder violate or will violate any statute, law, determination or award, or conflict with or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which McConnell is a party or by which he is bound.

          (b) McConnell has the right, power and legal capacity to enter and deliver this Agreement and to perform his duties and other obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of McConnell enforceable against him in accordance with its terms. No approvals or consents of any persons or entities are required for McConnell to execute and deliver this Agreement or perform his duties and other obligations hereunder.




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     CFM hereby represents and warrants to McConnell as follows:

          (a) CFM is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with all requisite corporate power and authority to own its properties and conduct its business in the manner presently contemplated.

          (b) CFM has full power and authority to enter into this Agreement and to incur and perform its obligations hereunder.

          (c) The execution, delivery and performance by CFM of this Agreement does not conflict with or result in a breach or violation of or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) the certificate of incorporation or by-laws of CFM, or any agreement or instrument to which CFM is a party or by which CFM or any of its properties may be bound or affected.


2.   TERM

     This agreement shall terminate five (5) years from execution hereof or upon the mutual agreement, in writing, of CFM and McConnell.


3.   EFFECTIVENESS

     This Agreement shall become effective only upon the assumption of control by another entity ("Successors and Assigns") following an Event. This Agreement shall have no force of effect until such an Event shall occur.


4.   TERMINATION OF EMPLOYMENT

     McConnell's employment hereunder shall continue until terminated upon the first to occur of the following events:

          (a) THE DEATH OR DISABILITY OF MCCONNELL. Successor and Assigns may, at its option, terminate McConnell's employment for "disability" (as hereinafter defined). In the event of termination for death or disability, McConnell or his designated beneficiary, shall be entitled to termination benefits pursuant to Section 5(d), which monthly benefits shall be reduced in each month such benefit may be received by any amounts received by McConnell from disability insurance during such month from a program provided by CFM or Successors and Assigns. For purposes of this Agreement, the term "disability" means any physical or mental illness, impairment or incapacity which prevents McConnell from performing, with or without accommodation, the essential functions of McConnell's position hereunder for a period totaling not less than one hundred eighty (180) days during any period of twelve (12) consecutive months.


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          (b) TERMINATION BY THE PRESIDENT, CHAIRMAN OR BOARD OF DIRECTORS OF
     SUCCESSORS AND ASSIGNS FOR CAUSE. Any of the following actions by McConnell shall constitute cause:

          (i) Material breach by McConnell of the provisions of the CFM Non-Disclosure and Invention Agreement which he is a party to (or any similar agreement entered into by McConnell with Successors and Assigns) provided that McConnell has received written notice of such breach from the President, Chairman or Board of Directors of Successors and Assigns, and has had an opportunity to respond to the notice in a meeting within thirty (30) days of such notice; or

          (ii) Theft; a material act of dishonesty or fraud; intentional falsification of any employment or Company records; or the commission of any criminal act which impairs McConnell's ability to perform appropriate employment duties under this Agreement; or

         (iii) McConnell's conviction (including any plea of guilty or nolo contendere) for a crime involving moral turpitude causing material harm to the reputation and standing of Successors and Assigns; or

          (iv) Gross negligence or willful misconduct in the performance of McConnell's assigned duties; provided however, that merely unsatisfactory performance by McConnell of such duties and responsibilities shall not constitute "cause" for purposes of the Agreement; and provided further that McConnell has received written notice of such breach or neglect from the President, Chairman or Board of Directors of Successors and Assigns, has had an opportunity to respond to the notice in a meeting and has failed to substantially cure such breach or neglect within thirty
               (30) days of such notice.

          (c) TERMINATION BY MCCONNELL FOR GOOD REASON. Any of the following actions or omissions by CFM or Successors and Assigns shall constitute good reason:

          (i) Material breach by Successors and Assigns of any provision of this Agreement which is not cured by Successors and Assigns within fifteen (15) days of written notice thereof from McConnell; or

          (ii) Any action by Successors and Assigns to intentionally harm McConnell; or

         (iii) If, (i) upon the occurrence of an Event, McConnell's status, title, position, and responsibilities are not expanded to include responsibility for substantially all related functional activities in the merger or combined post-transition entity for which McConnell had responsibility immediately


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               prior to the Event, or (ii) at any time thereafter, a change occurs in McConnell's status, title, position, work location or compensation which, in either event, in McConnell's reasonable judgment, represents a material adverse change from his status, title, position, work location, compensation, or responsibilities existing or in effect prior to such change, McConnell may, at his sole option by providing written notice deem such change to be good reason under this Section 4(c).

          (iv) The failure of CFM to have obtained an agreement, satisfactory to McConnell, from any successors and assigns to assume and agree to perform this Agreement prior to the occurrence of an Event.

     McConnell's right to terminate his employment pursuant to this Section 4(c) shall not be affected by his incapacity due to disability.

     In the event of any action or omission constituting good reason (a "Good Reason Event"), (1) any options to purchase common stock of CFM or Successors and Assigns held by McConnell shall vest immediately as of the date of such termination, (2) Successors and Assigns will pay to McConnell his target annual bonus for the current fiscal year on a pro rata basis corresponding to the date of termination, and (3) McConnell shall agree to serve as a consultant to Successors and Assigns for up to twenty-six (26) days during the six (6) months following termination hereunder at times and locations and with duties as McConnell and Successors and Assigns may mutually agree, and (4) Successors and Assigns will pay McConnell twenty-four (24) monthly payments equal to one twelfth of McConnell's then current annual base salary plus annual target bonus and the amount of $3,500 for each day of consulting in excess of twenty-six (26) days.

          (d) TERMINATION BY THE PRESIDENT, CHAIRMAN OR BOARD OF DIRECTORS OF SUCCESSORS AND ASSIGNS WITHOUT CAUSE.

          (i)  Successors and Assigns shall give McConnell not less than thirty
               (30) days notice of the termination of McConnell's employment without cause and Successors and Assigns shall have the option of terminating McConnell's duties and responsibilities prior to the expiration of the notice period subject to payment by Successors and Assigns of McConnell's then current base pay for the remainder of the notice period; and

          (ii) Following any Termination of McConnell under 5(d)(i), above, (1) any options to purchase common stock of CFM or Successors and Assigns held by McConnell shall vest immediately as of the date of such termination, (2) Successors and Assigns will pay to McConnell his target annual bonus for the current fiscal year on a pro rata basis corresponding to the date of termination, and


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               (3) Successors and Assigns will pay McConnell twenty-four (24)
               monthly payments equal to one twelfth of McConnell's then current annual base salary plus annual target bonus.

          (e) TERMINATION BY MCCONNELL WITHOUT GOOD REASON.

     In the event McConnell wishes to resign, he shall give not less than thirty
(30) days prior notice of such resignation and Successors and Assigns shall have the option of terminating McConnell's duties and responsibilities at any time prior to McConnell's proposed termination date, subject to payment by Successors and Assigns of the lesser of McConnell's then current base pay for a thirty (30) day period, or such other period as may remain under the notice given by McConnell.


5.   CHANGE OF CONTROL

     For purposes of this Agreement, a "Change of Control Event" shall mean any of the following:

          (a) An acquisition (other than directly from CFM) of any voting securities of CFM (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of thirty percent (30%) or more of the combined voting power of CFM's then outstanding Voting Securities; provided, however, that in determining whether a Change of Control Event has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as defined below) shall not constitute an acquisition which would cause a Change of Control Event. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or trust forming a part thereof) maintained by (x) CFM or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by CFM (a "Subsidiary"), (2) CFM or any Subsidiary, or (3) any Person in connection with a "Non-Control Transaction."

          (b) The individuals who, as of the date hereof, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by CFM's stockholders, of any new director was approved by a vote of at least two-thirds of the then Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent board; provided, further, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or


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          (c) Approval by stockholders of CFM of:

          (i)  A merger, consolidation, or reorganization involving CFM, unless

               (1) the stockholders of CFM, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, or reorganization, and

               (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation or corporation beneficially owning, directly or indirectly, a majority of the Voting Securities of the Surviving Corporation, and

               (3) no Person (other than CFM, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by CFM, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifteen percent (15%) or more of the then outstanding Voting Securities) owns, directly or indirectly, fifteen percent (15%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities, and

               (4) a transaction described in clauses 1 through 3 shall herein be referred to as a "Non-Control Transaction";

          (ii) A complete liquidation or dissolution of CFM, or

         (iii) A sale or other disposition of all or substantially all of the assets of CFM to any Person (other than a transfer to a Subsidiary).


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          (d) Notwithstanding the foregoing, a Change of Control Event shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by CFM which by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur
     (but for the operation of this sentence) as a result of the acquisition of Voting Securities by CFM, and after such share acquisition by CFM, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

          (e) Notwithstanding anything contained in this Agreement to the contrary, if McConnell's employment is terminated prior to a Change of Control Event and McConnell reasonably demonstrates that such termination
     (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change of Control Event and who effectuates a Change of Control Event (a "Third Party") or (ii) otherwise occurred in connection with, or in anticipation of, a Change of Control Event which actually occurs, then for all purposes of this Agreement, the date of a Change of Control Event with respect to McConnell shall mean the date immediately prior to the date of such termination of McConnell's employment and shall constitute grounds for Termination for good reason by McConnell under Section 4(c) of this Agreement.


6.   EXTENDED MEDICAL AND DENTAL BENEFITS

     In the event of an event of Termination under Section 4(a), 4(c) or 4(d) of this Agreement, McConnell and McConnell's dependents shall receive continued provision of CFM's standard employee medical and dental benefits or comparable benefits under the plans of Successors and Assigns for thirty (30) months. Notwithstanding the foregoing, in the event McConnell becomes covered as a primary insured (that is, not as a beneficiary under a spouse's plan) under another employer's group health plan during the extended benefit period provided for herein, McConnell shall promptly inform Successors and Assigns and Successors and Assigns shall cease provision of continued group health benefits for McConnell and any dependents.


7.   FEDERAL EXCISE TAX UNDER IRC SECTION 280G

          (a) If (1) any amounts payable under this Agreement are characterized as excess parachute payments pursuant to Section 4999 of the Internal Revenue Code, and (2) McConnell thereby would be subject to any United States federal excise tax due to that characterization, then (3) McConnell may elect, in McConnell's sole discretion, to reduce the amounts payable under this Agreement or to have any portion of applicable options not be granted or vest in order to avoid any "excess parachute payment" under
     Section 280(G)(b)(1) of the Internal Revenue Code of 1986, as amended.



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          (b) Unless Successors and Assigns and McConnell otherwise agree in writing, any determination required under this Section 6 shall be made in writing by independent public accountants agreed to by Successors and Assigns and McConnell (the "Accountants"), whose determination shall be conclusive and binding upon Successors and Assigns and McConnell for all purposes. For purposes of making the calculations required by this Section 6, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. Successors and Assigns and McConnell shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make the required determinations. Successors and Assigns shall bear all fees and expenses the Accountants may reasonably charge in connection with the services contemplated by this Section 7.


8.   RELEASE OF CLAIMS

     Successors and Assigns may condition payment of the termination benefits described in Sections 4(a), 4(c), 4(d) and 6 of this Agreement upon the delivery by McConnell of a signed release of claims in a form reasonably satisfactory to Successors and Assigns; provided, however, that McConnell shall not be required to release any rights McConnell may have to be indemnified by CFM or Successors and Assigns.


9.   NON-COMPETITION AND NON-SOLICITATION

     During the term of McConnell's employment and any period during which post-Termination compensation may be received, McConnell agrees not to (1) engage in (as an employee, consultant, director, principal, partner, officer, agent, advisor or otherwise) or be financially interested in any business operating anywhere in the world which, in the reasonable judgment of Successors and Assigns, directly competes with Successors and Assigns through the design, manufacture or distribution of semiconductor wet processing equipment or (2) directly or indirectly solicit, induce, encourage, or attempt to influence any client, customer, employee, consultant, independent contractor, salesman, or supplier of Successors and Assigns to cease to do business or terminate his employment with Successors and Assigns.


10.  NOTICES

     Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given: (i) upon delivery when delivered personally against receipt therefor; (ii) one (1) day after being sent by Federal Express or similar overnight delivery; or (iii) three (3) days after being mailed via registered or certified mail, postage prepaid, return receipt requested, to either party at the address set forth above, or to such other address as such party shall give by notice hereunder to the other party.





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11.  SEVERABILITY OF PROVISIONS

     If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.


12.  ARBITRATION

     With the exception of actions to enforce the terms of Section 9, any dispute or disagreement arising out of this Agreement or a claimed breach, shall be resolved by arbitration in Chester County, Pennsylvania under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, each party to bear its own costs. The arbitrator's decision shall be final and binding upon the parties and judgment may be entered in any court.


13.  SUCCESSORS

     This Agreement shall be binding upon and shall inure to the benefit of CFM, its successors and assigns and CFM shall require any successors and assigns to expressly assume and agree, in writing, to perform this Agreement in the same manner and to the same extent that CFM would be required to perform it if no such succession or assignment had taken place.


14.  ENTIRE AGREEMENT MODIFICATION

     This Agreement contains the entire agreement of the parties relating to the subject matter hereof and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.


15.  BINDING EFFECT

     The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, CFM, its successors and assigns, and upon McConnell and his legal representatives. This Agreement constitutes a personal service agreement, and the performance of McConnell's obligations hereunder may not be transferred or assigned by McConnell.



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16.  GOVERNING LAW

     This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania without regard to principles of conflict of laws.


17.  HEADINGS

     The headings of paragraphs are inserted for convenience and shall not affect any interpretation of this Agreement.





















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     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement as of the day and year first above written.



By: /s/ CHRISTOPHER F. MCCONNELL               April 10, 2000
    ---------------------------



By: /s/ LORIN J. RANDALL                       April 10, 2000
    ---------------------------
     CFM TECHNOLOGIES, INC.

















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